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                                  EXHIBIT 21.1
                          Subsidiaries of the Company

                         Natural MicroSystems Asia Ltd.
                              614 Concordia Plaza
                             1 Science Museum Road
                               Tsim-Sha-Tsui Esat
                               Kowloon, Hong Kong

                        Natural MicroSystems Europe S.A.
                               Immeuble Copernic
                               Parc Techologique
                                 18-22, Avenue
                          Edouard-Herriot - F - 92356
                           LE PLESSIS ROBINSON Cedex
                                     France

                    Natural MicroSystems Latin America S.A.
                        Soldado de la Independencia 1130
                                  Pisos 8 y 9
                         (1426) Buenos Aires, Argentina

                            NMS International, Inc.
                             100 Crossing Boulevard
                             Framingham, MA  01702

                                NMS Europe, Inc.
                             100 Crossing Boulevard
                             Framingham, MA  01702

                         Natural MicroSystems FSC Ltd.
                            69 A Kronprindsens Gade
                              P.O. Box 301858-UDS
                                Cherlotte Amilie
                                   St. Thomas
                            US Virgin Islands  00803

                  Natural MicroSystems Securities Corporation
                             100 Crossing Boulevard
                             Framingham, MA  01702

                              Natural Microsystems
                          Intelligent Network Division
                           911 North Plum Grove Road
                             Schaumburg, IL  60173

                                NMS Korea, Inc.
                             100 Crossing Boulevard
                             Framingham, MA  01702

                   Natural MicroSystems (Singapore) Pte Ltd.
                              7 Temasek Boulevard
                            #44-01, Suntec Tower One
                               Singapore  038983

                    Natural MicroSystems Australia Pty Ltd.
                                  Tower Three
                               580 George Street
                         Sidney, New South Whales 1171
                                   Australia